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                                  EXHIBIT 10.5


















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                                                                    EXHIBIT 10.5

                              BOOKS-A-MILLION, INC.
                            1999 AMENDED AND RESTATED

                          EMPLOYEE STOCK PURCHASE PLAN

                                    SECTION 1
                                     PURPOSE

         The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Books-A-Million and each Subsidiary in the belief that such ownership will increase his or her interest in the success of Books-A-Million and will provide an additional incentive for him or her to remain in the employ of Books-A-Million or such subsidiary. Books-A-Million intends that this Plan constitutes an "employee stock purchase plan" within the meaning of Section 423 of the Code and, further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

                                    SECTION 2
                                   DEFINITIONS

         2.1. The term Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

         2.2. The term Authorization shall mean the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Offering Period in order to participate in this Plan for the related Purchase Period.

         2.3.     The term Beneficiary shall mean the person described in
Section 14.

         2.4. The term Books-A-Million shall mean Books-A-Million, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor to Books-A-Million.

         2.5. The term Board shall mean the board of directors of Books-A-Million.

         2.6. The term Code shall mean the Internal Revenue Code of 1986, as amended.

         2.7. The term Disability shall mean a condition which the Plan Administrator in his or her discretion determines would be treated as a total and permanent disability under Section 22(e)(3) of the Code.

         2.8. The term Eligible Employee shall mean each employee of Books-A-Million or a Subsidiary except:

         (a) an employee who has completed less than one full and continuous year of employment as an employee of Books-A-Million or such Subsidiary,

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         (b)      an employee who customarily is employed 20 hours or less per week by Books-A-Million or such Subsidiary,

         (c) an employee who (after completing at least one full and continuous year of employment as an employee of Books-A-Million or such Subsidiary) customarily is employed for not more than 5 months in any calendar year by Books-A-Million or such Subsidiary, and

         (d) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Books-A-Million based on the rules set forth in Section 423(b)(3) and Section 424 of the Code.

         An employee's continuous employment by Books-A-Million or by a Subsidiary shall not be treated as interrupted by a transfer directly between Books-A-Million and any Subsidiary or between one Subsidiary and another Subsidiary.

         2.9. The term Exercise Date shall mean for each Purchase Period the last day of such Purchase Period.

         2.10. The term Offering Period shall mean a period which (a) shall be set by Books-A-Million, (b) shall come before the related Purchase Period and
(c) shall continue for no more than 30 days.

         2.11. The term Option Price shall mean for each Purchase Period the lesser of 85% of the closing price for a share of Stock on the first day of such Purchase Period or 85% or the closing price for a share of Stock on the last day of such Purchase Period, as such closing price is accurately reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, any similar trade publication selected by the Plan Administrator; For purposes of this Section 2.11 "closing price" for a share of Stock as of a given date shall mean (a) the closing price per share of Stock on the principal exchange on which shares of Stock are then trading (or if shares of Stock are not traded on such date, then on the next preceding date on which a trade occurred), or (b) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the stock, or (c) if Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the fair market value per share of the Stock as established by the Plan Administrator acting in good faith.

         2.12. The term Participant shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in Section 7 of the Plan for such Purchase Period.

         2.13. The term Participating Employer shall for each Participant, as of any date, mean Books-A-Million or a Subsidiary, whichever employs such Participant as of such date.

         2.14. The term Plan shall mean this Books-A-Million, Inc. 1999 Amended and Restated Employee Stock Purchase Plan (which prior to April 19, 1999 was known as the Books-A-Million, Inc. Employee Stock Purchase Plan) as effective as of the date set forth in Section 3 and as thereafter amended from time to time.

         2.15. The term Plan Administrator shall mean the person or persons appointed by the Board to administer this Plan.

         2.16. The term Purchase Period shall mean a 12 consecutive month period which shall begin on a date (within the 15 day period which immediately follows the end of the related Offering Period) set by Books-A-Million.

         2.17. The term Retirement shall mean a termination of employment after reaching at least age 55 and completing at least 10 years of continuous employment with Books-A-Million or


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a Subsidiary (where such continuous employment shall be determined using the same rules used to determine whether an employee is an Eligible Employee).

         2.18. The term Stock shall mean the $ .01 par value common stock of Books-A-Million.

         2.19. The term Subsidiary shall mean each corporation (a) which is in an unbroken chain of corporations beginning with Books-A-Million in which each corporation in such chain (except for the last corporation in such chain) owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) which the Plan Administrator has designated as eligible to participate in this Plan.

                                    SECTION 3
                                 EFFECTIVE DATE

         This Plan was originally known as the Books-A-Million, Inc. Employee Stock Purchase Plan and was first effective as of September 17, 1992. Effective as of April 19, 1999, the Plan is amended and restated in its entirety and the Plan is renamed the Books-A-Million, Inc. 1999 Amended and Restated Employee Stock Purchase Plan. The Books-A-Million, Inc. 1999 Amended and Restated Employee Stock Purchase Plan will be submitted for the approval of the Books-A-Million Shareholders within 12 months after the Board's initial adoption of the Plan. Options to purchase shares of Stock in excess of the 100,000 shares of Stock available for purchase under the Plan prior to this amendment and restatement of the Plan may be granted prior to such shareholder approval; provided, however, that such options shall not be exercisable prior to the time the Books-A-Million, Inc. 1999 Amended and Restated Employee Stock Purchase Plan is approved by the shareholders; provided, further, that if such shareholder approval has not been obtained by the end of said 12-month period, all options to purchase shares of Stock in excess of the 100,000 shares of Stock available for purchase under the Plan prior to this amendment and restatement of the Plan shall thereupon be canceled and become null and void.

                                    SECTION 4
                                    OFFERINGS

         Options to purchase shares of Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of the Board; provided, however, that there shall be no more than one Offering Period in effect at any time and that there shall be no more than one Purchase Period in effect at any time.

                                    SECTION 5
                           STOCK AVAILABLE FOR OPTIONS

         There shall be an aggregate of 200,000 shares of Stock available for purchase from Books-A-Million upon the exercise of options granted under Section 9 of this Plan (including the 100,000 shares of Stock available for purchase under the Plan prior to this amendment and restatement of the Plan). Any shares of Stock which are subject to options granted as of the first day of a Purchase Period but which are not purchased on the related Exercise Date shall again become available under this Plan.


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                                    SECTION 6
                                 ADMINISTRATION

         The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.

                                    SECTION 7
                                  PARTICIPATION

         Each person who is an Eligible Employee on the first day of an Offering Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if:

         (a) he or she properly completes in writing and files an authorization with the Plan Administrator on or before the last day of such Offering Period to purchase shares of Stock pursuant to the option granted under
Section 9, and

         (b) he or she remains an Eligible Employee throughout the period which begins on the first day of such Offering Period and ends on the first day of the related Purchase Period. An Authorization shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with Section 9) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under Section 9 and designating a Beneficiary. A Participant's status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Account has been withdrawn under
Section 12 or Section 13 or the purchases and distributions contemplated under
Section 10 or Section 13 with respect to his or her Account have been completed, whichever comes first.

                                    SECTION 8
                               PAYROLL DEDUCTIONS

         (a) Initial Authorization. Each Participant's Authorization made under Section 7 shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay day during the Purchase Period for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under Section 9, provided:


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                  (1)      the total of such dollar amount shall (based on the
         assumption that there shall be 26 pay days in such Purchase Period) not be less than $100.00, and

                  (2) the total of such dollar amount shall (based on the assumption that there shall be 26 pay days in such Purchase Period) not be more than $5,000.00.

         (b) Subsequent Authorization. A Participant shall have the right to make one amendment to an Authorization after the end of an Offering Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Plan Administrator actually receives such amended Authorization.

         (c) Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by Books-A-Million, by Books-A-Million's agent or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of Books-A-Million or any such Subsidiary, and each Participant's right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. Books-A-Million, Books-A-Million's agent or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

         (d) No Cash Payments. A Participant may not make any contribution to his or her Account except through payroll deductions made in accordance with this Section 8.

                                    SECTION 9
                               GRANTING OF OPTION

         (a) General Rule. Subject to Section 9(b) and Section 9(c), each person who is a Participant for a Purchase Period automatically shall be granted by operation of this Plan an option as of the first day of such Purchase Period to purchase the number of shares of Stock determined by the Plan Administrator by dividing the total payroll deductions which he or she has elected to make for such Purchase Period under Section 7 (based on the assumption that there will be 26 pay days in such Purchase Period) by the Option Price for a share of Stock as determined as of the first day of such Purchase Period, and rounding down to the nearest whole number. Each such option shall be exercisable only in accordance with the terms of this Plan.

         (b) Statutory Limitation. No option granted by operation of this Plan to any Eligible Employee under Section 9(a) shall permit his or her rights to purchase shares of Stock under this Plan or under any other employee stock purchase plan (within the meaning of Section 423 of the Code) or any other shares of Stock under any other employee stock purchase plans (within the meaning of Section 423 of the Code) of Books-A-Million and any of its subsidiaries (within the meaning of Section 424(f) of the Code) to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds $25,000 of the fair market value of such Stock for any calendar year. Such fair market value shall be determined as of the first day of the Purchase Period for which the option is granted.

         (c) Available Shares of Stock. If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the shares which Participants have elected to purchase through effective Authorizations, then each Participant's option to purchase shares of Stock for such Purchase Period shall be reduced to equal the number of shares of Stock


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(rounded down to nearest whole number ) which the Plan Administrator shall determine by multiplying the number of shares of Stock available for options for such Purchase Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an option under Section 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under Section 9(a) if sufficient shares were available.

                                   SECTION 10
                               EXERCISE OF OPTION

         (a) General Rule. Unless a Participant files an amended Authorization under Section 10(b) or Section 12 on or before the Exercise Date for a Purchase Period for which he or she has an effective Authorization, his or her option shall be exercised automatically on such Exercise Date for the purchase of as many whole shares of Stock subject to such option as the balance credited to his or her Account as of that date will purchase at the Option Price for such shares of Stock if he or she also is an Eligible Employee on such Exercise Date.

         (b) Partial Exercise. A Participant may file an amended Authorization under this Section 10 with the Plan Administrator on or before an Exercise Date to elect, effective as of such Exercise Date, to exercise his or her option for a specific number of whole shares of stock (which shall be less than the whole number which the entire balance credited to his or her Account would purchase) and to withdraw in cash the remaining balance credited to his or her Account (without interest) as of such date after giving effect to such partial exercise, and any such amended Authorization shall be effective only if such Participant is an Eligible Employee on such Exercise Date.

         (c) Automatic Refund; Balance Carry Forward. If a Participant's Account has a remaining cash balance after his or her option has been exercised as of an Exercise Date under Section 10 (a), such balance automatically shall be refunded to the Participant in cash (without interest) as soon as practicable following such Exercise Date; provided, however, that the Plan Administer may in its discretion provide that such balance shall be carried forward to the next Purchase Period unless the Participant has elected to withdraw from the Plan pursuant to Section 12 hereof.

                                   SECTION 11
                                    DELIVERY

         A stock certificate representing any shares of Stock purchased upon the exercise of an option under this Plan shall be delivered to the Participant registered in (a) his or her name or, if the Participant so directs on his or her Authorization filed with the Plan Administrator on or before the Exercise Date for such option and if permissible under applicable law, (b) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person.


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                                   SECTION 12
                          VOLUNTARY ACCOUNT WITHDRAWAL

         A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with the Plan Administrator on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended Authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period.

                                   SECTION 13
                            TERMINATION OF EMPLOYMENT

         (a) Death, Disability or Retirement. If a Participant's employment by a Participating Employer terminates as a result of his or her Death, Disability or Retirement on of before the Exercise Date for a Purchase Period and if such Participant or, in the event he or she dies, his or her Beneficiary timely makes an irrevocable election in writing under this Section 13(a), such person shall have the right:

                  (1) to withdraw the Participant's entire Account in cash (without interest), or

                  (2) to apply the Participant's entire Account to purchase whole shares of Stock at the

         Option Price for such Purchase Period as of the related Exercise Date. Any election made under this Section 13(a) shall be irrevocable and shall be timely only if actually delivered to the Plan Administrator on or before the earlier of (i) the Exercise Date for such Purchase Period or (ii) the last day of the 3 consecutive months period which begins on the last day the Participant was an Eligible Employee. If no timely election is made under this Section 13(a), a Participant shall be deemed to have elected the cash alternative set forth in Section 13(a)(1). If the purchase alternative set forth in Section 13(a)(2) is elected, the certificate representing the shares of Stock purchased shall be delivered as soon as administratively practicable to the Participant or, in the event he or she dies, to his or her Beneficiary. Finally, if a Participant's Account has a remaining balance after his or her option has been exercised under this Section 13(a), such balance automatically shall be refunded to the Participant or, in the event he or she dies, to his or her Beneficiary in cash (without interest) as soon as practicable after such exercise.

         (b) Other Terminations. If a Participant's employment as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever other than his or her Death, Disability or Retirement, his or her Account automatically shall be distributed as if he or she has elected to withdraw his or her Account in cash under Section 12 immediately before the date his or her employment had so terminated.

         (c) Transfers. If a Participant is transferred directly between Books-A-Million and a Subsidiary or between one Subsidiary and another Subsidiary while he or she has an Authorization in effect, such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect.


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                                   SECTION 14
                           DESIGNATION OF BENEFICIARY

         A Participant shall designate on his or her Authorization a Beneficiary
(a) who shall act on his or her behalf if the Participant dies before the end of a Purchase Period and (b) who shall receive the Stock, if any, and cash, if any, to the Participant's credit under this Plan if the Participant dies after the end of a Purchase Period but before the delivery of the certificate representing such shares of Stock, if any, and the cash, if any, to his or her credit in such Account. Such designation may be revised in writing at any time by the Participant by filing an amended Authorization, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Authorization. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives the Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's Beneficiary shall be determined by the Plan Administrator in accordance with the Participant's will or the applicable laws of descent and distribution.

                                   SECTION 15
                                 TRANSFERABILITY

         Neither the balance credited to a Participant's Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Plan Administrator in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with Section 12. A Participant's right, if any, to transfer any interest in this Plan at his or her death shall be determined exclusively under Section 13 and
Section 14.

                                   SECTION 16
                                   ADJUSTMENT

         The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the related Option Price and the number of shares of Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of Books-A-Million, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock available under this Plan and the number of shares of Stock covered by options granted under this Plan and the related Option Prices in the event of any corporate transaction described in Section 424(a) of the Code. If any adjustment under this Section 16 would create a fractional share of Stock or a right to acquire a fractional share, such fractional share shall be disregarded and the number of shares of Stock subject to options granted pursuant to this Plan shall be the next lower number of whole shares of Stock, rounding all fractions downward. An adjustment made under this Section 16 by the Board shall be conclusive and binding on all affected persons.


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                                   SECTION 17
                             SECURITIES REGISTRATION

         If Books-A-Million shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes, any shares of Stock with respect to which an option shall have been exercised under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, Books-A-Million shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, Books-A-Million whenever required shall register shares of Stock for which such option is exercised under the Securities Act of 1933, as amended, and shall make prompt application for the listing on such national stock exchange of such shares, all at the expense of Books-A-Million.

                                   SECTION 18
                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with,
Section 423 of the Code and the laws of the State of Delaware. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (a) each Participant consents in writing to such modification, amendment or cancellation, (b) such modification only accelerates the Exercise Date for the related Purchase Period or (c) the Board acting in good faith deems that such action is required under applicable law.

                                   SECTION 19
                                     NOTICES

         All Authorizations and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of such Authorizations and communications.

                                   SECTION 20
                                   EMPLOYMENT

         No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Books-A-Million or any subsidiary of Books-A-Million, including a Subsidiary. Finally, no Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.


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                                   SECTION 21
                      HEADINGS, REFERENCES AND CONSTRUCTION

         The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections in this Plan shall be to sections in this plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.


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